EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made as of May 22nd, 2016, by and among Silver Star Resources, Inc. (the "Purchaser") a Nevada Company, Integrated Waste Transportation Services, Inc., a Florida corporation (the "Company"), JSP Family Holdings (such individual, together, the "Selling Parties" and individually a "Shareholder"), and Morris Heider (the "Executive"). The Selling Parties and the Executive are sometimes collectively referred to herein as the "Selling Parties" and individually referred to herein as a "Selling Party." The Purchaser, the Company and the Selling Parties are sometimes collectively referred to herein as the "Parties" and individually referred to herein as a "Party."

RECITALS

WHEREAS, the Selling Parties are the owners of 100 shares of Common Stock, $0.0001 par value per share (the "Common Stock" or the "Shares") of the Company.

WHEREAS, Pursuant to the terms and conditions of this Agreement, Selling Parties desires to sell, and Purchaser desires to purchase, all of the Selling Parties' rights, title, and interest in and to all of the Shares as further described herein.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1. Agreement to Purchase and Sell. Subject to the terms and conditions of this Agreement, simultaneous with the execution and delivery of this Agreement, Selling Parties shall sell, assign, transfer, convey, and deliver to Purchaser, and Purchaser shall accept and purchase, the Shares and any and all rights in the Shares to which Selling Parties is entitled, and by doing so Selling Parties shall be deemed to have assigned all of his rights, titles and interest in and to the Shares to Purchaser. Such sale of the Shares shall be evidenced by stock certificates, duly endorsed in blank or accompanied by stock powers duly executed in blank or other instruments of transfer in form and substance reasonably satisfactory to the transfer agent of the Company and the Purchaser.

2. Consideration. In consideration for the sale of the Shares, Purchaser shall deliver to Selling Parties an aggregate of $300,000 (Three Hundred Thousand) and 50,000 (Fifty Thousand) common shares of Silverstar, Inc. (together, the "Purchase Price").

1

3. Closing; Deliveries.

(a) The purchase and sale of the Shares shall be held on or before May 22nd, 2016 (the "Closing").

(b) At the Closing, Selling Parties shall deliver to Purchaser (A) evidencing of transfer of the Shares, or other instruments of transfer in form and substance reasonably satisfactory to Purchaser, (B) any documentary evidence of the due recordation in the Company's share register of Purchaser's full and unrestricted title to the Shares (C) this Agreement executed and (D) such other documents as may be required under applicable law or reasonably requested by Purchaser.

(c) The Purchaser shall deliver to Selling Parties 50,000 common shares of Silverstar, Inc. issued in names of S.E. SCRAP INVESTMENTS, INC.

4. Representations and Warranties of Selling Parties. As an inducement to Purchaser to enter into this Agreement and to consummate the transactions contemplated herein, Selling Parties, as applicable, jointly and severally, represent and warrant to Purchaser as follows:

4.1 Authority. Selling Parties have the right, power, authority and capacity to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform their obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligations of Selling Parties, enforceable against Selling Parties in accordance with the terms hereof.

4.2 Ownership. Selling Parties are the sole record and beneficial owner of the Shares, have good and marketable title to the Shares, free and clear of all Encumbrances (hereafter defined), other than applicable restrictions under applicable securities laws, and have full legal right and power to sell, transfer and deliver the Shares to Purchaser in accordance with this Agreement. "Encumbrances" means any liens, pledges, hypothecations, charges, adverse claims, options, preferential arrangements or restrictions of any kind, including, without limitation, any restriction of the use, voting, transfer, receipt of income or other exercise of any attributes of ownership. Upon the execution and delivery of this Agreement, Purchaser will receive good and marketable title to the Shares, free and clear of all Encumbrances, other than restrictions imposed pursuant to any applicable securities laws and regulations. There are no stockholders' agreements, voting trust, proxies, options, rights of first refusal or any other agreements or understandings with respect to the Shares.

4.3 Valid Issuance. The Shares are duly authorized, validly issued, fully paid and non-assessable, and were not issued in violation of any preemptive or similar rights.

4.4 No Conflict. None of the execution, delivery, or performance of this Agreement, and the consummation of the transactions contemplated hereby, conflicts or will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (i) any instrument, contract or agreement to which any of the Selling Parties is a party or by which any is bound, or to which the Shares are subject; or (ii) any federal, state, local or foreign law, ordinance, judgment, decree, order, statute, or regulation, or that of any other governmental body or authority, applicable to the Selling Parties or the Shares.

4.5 No Consent. No consent, approval, authorization or order of, or any filing or declaration with any governmental authority or any other person is required for the consummation by the Selling Parties of any of the transactions on its part contemplated under this Agreement.

2

4.6 No Other Interest. None of the Selling Parties nor any their respective affiliates has any interest, direct or indirect, other than ownership in Integrated Waste Transportation Services , as applicable, in any Shares of capital stock or other equity in the Company or has any other direct or indirect interest in any tangible or intangible property which the Company uses or has used in the business conducted by the Company, or has any direct or indirect outstanding indebtedness to or from the Company, or related, directly or indirectly, to its assets, other than the Shares.

4.7 Capitalization. The authorized capital of the Company consists of 100 Shares of Common Stock, par value $.00001, of which a total of 100 shares are issued and outstanding (the "Issued and Outstanding Common Stock") of the Company (the "Issued and Outstanding Shares") The Issued and Outstanding Shares has been duly authorized, issued, fully paid and nonassessable, free and clear of all liens, charges, pledges, security interests, Encumbrances, right of first refusal, preemptive right or other restriction. No person, firm or corporation has any right, agreement, warrant or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option to require the Company to issue any Shares in its capital or to convert any securities of the Company or of any other company into Shares in the capital of the Company.

4.8 Assets. The Company has good and marketable title to all of its assets, and such assets are free and clear of any financial Encumbrances not disclosed in the financial statements.

4.9 Further Assistance. The Selling Parties agree to execute and deliver such other documents and to perform such other acts as shall be necessary to effectuate the purposes of this Agreement.

4.10 Litigation. There are no actions, suits, proceedings, judgments, claims or investigations pending or threatened by or against the Company or affecting the Company or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. To the knowledge of the executive after reasonable inquiry, the Company has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which would result in the discovery of such default.

4.11 Liabilities. There are no trade payables, accrued expenses, liabilities, obligations or commitments which the Company would be required to accrue or reflect in its financial statements pursuant to GAAP as of the date hereof, that it not included therein.

4.12 Tax Returns. The Company needs to file 2015 state, federal and local income and/or franchise tax returns required to be filed by it from inception to the date hereof. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial. In addition, all such tax returns will be correct and complete in all material respects. All taxes of the Company which are (i) shown as due on such tax returns, (ii) otherwise due and payable or (iii) claimed or asserted by any taxing authority to be due, have been paid, except for those taxes being contested in good faith and for which adequate reserves have been established in the financial statements included in the financial statements in accordance with GAAP. To the knowledge of the Executive after reasonable inquiry, there are no liens for any taxes upon the assets of the Company, other than statutory liens for taxes not yet due and payable. To the knowledge of the Executive after reasonable inquiry, the Company does not know of any proposed or threatened tax claims or assessments.

3

4.15 Books and Records. The books and records, financial and otherwise, of the Company are in all material aspects complete and correct according to bank statements that have been provided for the past two years.

4.16 Financial Statements. Each of the Company's financial statements has been prepared as a compilation and reliance on historical financial performance has been presented through the Company's bank statements.

4.17 Full Disclosure. No representation or warranty of the Selling Parties and/or the executive to the Purchaser in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading. There is no fact known to the Selling Parties that has specific application to the Shares or the Company that materially adversely affects or, as far as can be reasonably foreseen, materially threatens the Shares or the Company that has not been set forth in this Agreement.

5. Representations and Warranties of Purchaser. As an inducement to Selling Parties to enter into this Agreement and to consummate the transactions contemplated herein, Purchaser represents and warrants to Selling Parties as follows:

5.1 Authority. Purchaser has the right, power, authority and capacity to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with the terms hereof.

5.2 No Consent. No consent, approval, authorization or order of, or any filing or declaration with any governmental authority or any other person is required for the consummation by the Purchaser of any of the transactions on its part contemplated under this Agreement.

5.3 No Conflict. None of the execution, delivery, or performance of this Agreement, and the consummation of the transactions contemplated hereby, conflicts or will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (i) any instrument, contract or agreement to which Purchaser is a party or by which he is bound; or (ii) any federal, state, local or foreign law, ordinance, judgment, decree, order, statute, or regulation, or that of any other governmental body or authority, applicable to Purchaser.

5.4 Potential Loss of Investment. Purchaser understands that an investment in the Shares is a speculative investment which involves a high degree of risk and the potential loss of his entire investment.

4

5.5 Receipt of Information. Purchaser has received all documents, records, books and other information pertaining to his investment that has been requested by the Purchaser.

5.6 No Advertising. At no time was the Purchaser presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

5.7 Investment Experience. The Purchaser (either by himself or with his advisors) is (i) experienced in making investments of the kind described in this Agreement, (ii) able, by reason of his business and financial experience to protect his own interests in connection with the transactions described in this Agreement, and (iii) able to afford the entire loss of his investment in the Shares.

5.8 Investment Purposes. The Purchaser is acquiring the restricted Shares for his own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person has a direct or indirect beneficial interest in the amount of restricted Shares the Purchaser is acquiring herein. Further, the Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the restricted Shares the Purchaser is acquiring.

6. Indemnification.

6.1 Indemnification. Each party hereto shall jointly and severally indemnify and hold harmless the other party and such other party's agents, beneficiaries, affiliates, representatives and their respective successors and assigns (collectively, the "Indemnified Persons") from and against any and all damages, losses, liabilities, taxes and costs and expenses (including, without limitation, attorneys' fees and costs) (collectively, "Losses") resulting directly or indirectly from (a) any inaccuracy, misrepresentation, breach of warranty or non-fulfillment of any of the representations and warranties, each as limited by the knowledge qualifier(s) applicable thereto, of such party in this Agreement, or any actions, omissions or statements of fact inconsistent with in any material respect any such representation or warranty, as limited by the knowledge qualifier(s) applicable thereto, (b) any failure by such party to perform or comply with any agreement, covenant or obligation in this Agreement.

6.2 Survival. All representations, warranties, covenants and agreements of the parties contained herein or in any other certificate or document delivered pursuant hereto shall survive the date hereof until the expiration of the applicable statute of limitations.

5

7. Non-Compete

7.1 Non-Solicitation of Customers, Customer Prospects, and Vendors. Mr. Morris Heider also covenants and agrees that for twenty-four (24) months after the execution of this Agreement, he will not, directly or indirectly, solicit or attempt to solicit any business from any of the Company's current or future customers, specifically Waste Connections, Inc. ("WCN"), Progressive Waste Solutions, Inc., and their affiliates.

7.2 Non-Competition. Mr. Morris Heider covenants and agrees that for twenty-four (24) months after execution of this Agreement, he will not, directly or indirectly, anywhere in the immediate Southern Florida Territory on behalf of any company that competes, directly or indirectly, perform the same or substantially the same duties as those performed by him for WCN and/or Progressive Waste Solutions, Inc.

8. Miscellaneous

8.1 Further Assurances. From time to time, whether at or following the Closing, each party shall make reasonable commercial efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable, including as required by applicable laws, to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

8.2 Notices. All notices or other communications required or permitted hereunder shall be in writing shall be deemed duly given (a) if by personal delivery, when so delivered, (b) if mailed, three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, or (c) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent to the addresses of the parties as indicated on the signature page hereto. Any party may change the address to which notices and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

8.3 Choice of Law; Jurisdiction. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Florida, without giving effect to principles of conflicts of law. Each of the parties agree to submit to the jurisdiction of the federal or state courts located in Palm Beach County, Florida in any actions or proceedings arising out of or relating to this Agreement. Each of the parties, by execution and delivery of this Agreement, expressly and irrevocably (i) consents and submits to the personal jurisdiction of any of such courts in any such action or proceeding; (ii) consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to such party as set forth in Section 8.2 above and (iii) waives any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis. EACH OF THE UNDERSIGNED HEREBY WAIVES FOR ITSELF AND ITS PERMITTED SUCCESSORS AND ASSIGNS THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INSTITUTED IN CONNECTION WITH THIS AGREEMENT.

8.4 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the Parties in respect of the transactions contemplated hereby and supersedes all prior and contemporaneous agreements, arrangements and understandings of the parties relating to the subject matter hereof. No representation, promise, inducement, waiver of rights, agreement or statement of intention has been made by any of the parties which is not expressly embodied in this Agreement.

8.5 Assignment. Each party's rights and obligations under this Agreement shall not be assigned or delegated, by operation of law or otherwise, without the other party's prior written consent, and any such assignment or attempted assignment shall be void, of no force or effect, and shall constitute a material default by such party.

6

8.6 Amendments. This Agreement may be amended, modified, superseded or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties hereto.

8.7 Waivers. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition, or the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other term, covenant, representation or warranty of this Agreement.

8.8 Counterparts. This Agreement may be executed simultaneously in two or more counterparts and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.9 Severability. If any term, provisions, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

8.10 Interpretation. The parties agree that this Agreement shall be deemed to have been jointly and equally drafted by them, and that the provisions of this Agreement therefore shall not be construed against a party or parties on the ground that such party or parties drafted or was more responsible for the drafting of any such provision(s). The parties further agree that they have each carefully read the terms and conditions of this Agreement, that they know and understand the contents and effect of this Agreement and that the legal effect of this Agreement has been fully explained to its satisfaction by counsel of its own choosing.

7

8